UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	84-5106049
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Ispire Technology Inc. (the “Company”) was notified that on November 1, 2024 CBIZ CPAs P.C., previously known as Mayer Hoffman McCann P.C., purchased substantially all of the attest business assets of Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm. Substantially all of the partners and staff that provided attestation services with Marcum joined CBIZ CPAs P.C. Marcum resigned as auditors of the Company effective December 16, 2024, and with the approval of the Audit Committee of the Company’s Board of Directors, on December 17, 2024, CBIZ CPAs P.C. was engaged as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2025, effective immediately, subject to ratification by the Company’s stockholders at the Company’s annual meeting of stockholders.

The report of Marcum regarding the Company’s financial statements for the fiscal year ended June 30, 2024 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that the report included an explanatory paragraph regarding the adjustments described in Note 2 to the consolidated financial statements that were applied to restate the financial statements as of and for the year ended June 30, 2023 to correct misstatements. Marcum was not engaged to audit, review, or apply any procedures to the financial statements of the Company as of or for the year ended June 30, 2023 other than with respect to such adjustments and, accordingly, Marcum does not express an opinion or any other form of assurance on the June 30, 2023 financial statements taken as a whole.

During the year ended June 30, 2024 and during the interim period from the end of the most recently completed year through December 16, 2024, the date of resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report or (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that there were material weaknesses in the Company’s internal control over financial reporting reported by the Company on its Annual Report on Form 10-K for the year ended June 30, 2024 related to (1) the lack of controls to record assets acquired from a controlling stockholder in accordance with GAAP; (2) the lack of controls needed to enable us to evaluate significant estimates, including (i) the sufficiency of inventory reserve for slow-moving inventories and (ii) the credit loss history and use it to evaluate the sufficiency of credit loss reserve for accounts receivable under the Topic 326; (3) the lack of comprehensive accounting policies and procedures manual in accordance with U.S. GAAP and SEC reporting, including IT general controls, and a financial risk assessment to evaluate controls; and (4) the lack of a sufficient complement of personnel with appropriate technical expertise to evaluate complex accounting matters, resulting in the need to restate our unaudited financial statements as of and for the six months ended December 31, 2022 and the nine months ended March 31, 2023; the audited financial statements for the annual period ended June 30, 2023; and the unaudited financial statements for the three months ended September 30, 2023, the six months ended December 31, 2023, and the nine months ended March 31, 2024.

Prior to engaging CBIZ CPAs P.C., the Company did not consult with CBIZ CPAs P.C. regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ CPAs P.C. on the Company’s financial statements, and CBIZ CPAs P.C. did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated December 19, 2024, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
16.1	Letter from Marcum LLP dated December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: December 20, 2024

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